EXHIBIT 10.11


BROKERAGE SERVICES AGREEMENT



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                  SECURITIES BROKERAGE AND SERVICES AGREEMENT

THIS SECURITIES BROKERAGE AND SERVICES AGREEMENT ("Agreement"), is entered into as of ______________, ____, by and between MML INVESTORS SERVICES, INC., a Massachusetts corporation ("MMLISI", and ____________________, a __________
_____________________ ("Subscriber").

THE PARTIES AGREE AS FOLLOWS:

1. Effective Date. This Agreement shall bind MMLISI and Subscriber as of the date set forth above, such date referred to as the "Effective Date".

2. MMLISI Operations. MMLISI is a registered broker-dealer and, through its registered representatives (the "MMLISI Representatives", as defined in Section 8(a)), provides securities brokerage and investment advisory services all as included in the MMLISI Program (as defined in Section 5), to the general public, including depositors and other customers of participating financial institutions. Subscriber desires to become a participating institution.

3. MMLISI Locations. MMLISI's services are provided through MMLISI branch offices ("Branch Offices") and through the operation of services centers ("MMLISI Centers") located on the premises of participating financial institutions. As soon as practicable following the Effective Date, and from time to time during the term of this Agreement, MMLISI and Subscriber shall consult with each other and use all reasonable efforts to determine the locations at which MMLISI shall offer the MMLISI Program services to customers of Subscriber. Such services may be offered through existing MMLISI Branch Offices and, at the request of Subscriber, at MMLISI Centers located on the premises of the Subscriber. Where requested, MMLISI shall use all reasonable efforts expeditiously to open and operate MMLISI Centers at such locations as may from time to time be designated by Subscriber and approved by MMLISI, which approval shall not be unreasonably withheld. At Subscriber's request and with MMLISI's approval, which approval shall not be unreasonably withheld, MMLISI shall transfer any MMLISI Center then being operated at any of Subscriber's locations to a different location. Subscriber is not granted exclusive rights in any territory or location. MMLISI may enter into agreements with other participating institutions and operate MMLISI Centers at any other locations selected by MMLISI and other participating institutions.

4. Subscriber's Obligations. Subscriber shall use all reasonable efforts to cooperate with MMLISI to do all acts and things required by this Agreement to be done by Subscriber, and to permit MMLISI to offer the MMLISI Program services to customers of Subscriber and, where requested, to open and operate the MMLISI Centers in accordance with the terms of this Agreement.

5. MMLISI Program. The MMLISI Program consists of the following services which MMLISI shall provide:


         (a)      Broker and Clearing Services.
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          (1) MMLISI shall make available to Subscriber properly trained MMLISI
Representatives to assist depositors and other customers of Subscriber (hereinafter referred to as "Program Customers") with various investment activities. In addition, MMLISI will provide properly trained individuals who are registered with the National Association of Securities Dealers Inc. ("NASD") as principals (the "Supervisory Principals") to assist and supervise all MMLISI Representatives and the Supervisory Principals shall have access to a toll-free telephone line maintained by MMLISI for use in connection with the MMLISI Program.

          (2) MMLISI Representatives at MMLISI Branch Offices and MMLISI Centers operated at Subscriber's locations will solicit and promptly transmit orders for the purchase and sale of "Securities" as agent for Program Customers. For purposes of this subparagraph, the term "Securities" shall have the meaning set forth in section 3(a)(10) of the Securities Exchange Act of 1934, as amended (the "Act"), but shall not include securities of Subscriber or any entity affiliated with Subscriber.


          (3) MMLISI, as an introducing broker-dealer, may retain one or more clearing brokers to provide customers with such confirmations and account statements as are customarily provided by clearing brokers, maintain such books and records as are customarily maintained by clearing brokers and perform such billing, collections, and other services as are customarily performed by clearing brokers.

          (4) Securities which may be sold by MMLISI Representatives through the MMLISI Program may include mutual funds; unit investment trusts; corporate, government or municipal bonds; stocks; variable annuities; variable life insurance contracts; and other investment products and instruments. Subscriber shall have no involvement in MMLISI's selection of products to offer through the MMLISI Program.

          (5) MMLISI will provide, or arrange for the provision of, confirmations to all Program Customers for all transactions effected through the MMLISI Program.

          (6) Registered representatives of MMLISI shall, in connection with and incidental to the brokerage services provided hereby, provide investment advice and recommendations to Program Customers in accordance with each customer's suitability profile and investment goals.

     (b) Insurance Services. MMLISI Representatives at MMLISI Branch Offices and MMLISI Centers operated at Subscriber's locations will, subject to applicable state insurance laws and regulations, execute purchases and sales of certain insurance products, which are securities, as agent for Program Customers.

     (c) Investment Advisory Services. MMLISI Representatives at MMLISI Branch Offices and MMLISI Centers operated at Subscriber's locations will make available to Program Customers various fee-based investment advisory services including, but not limited to, wrap-fee programs and financial planning. Any Revenue Sharing Payments (as described in Section 7) made in connection with investment advisory services shall be made consistent with the requirements of Rule 206(4)-3 under the Investment Advisers Act of 1940 ("Advisers Act") in

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accordance with Schedule 1 attached to this agreement. In this regard,
Subscriber shall perform its duties under this Agreement in a manner consistent with the policies and procedures and instructions of MMLISI and the provisions of the Advisers Act. Subscriber shall provide to any Program Customer seeking investment advisory services, such disclosure documents as MMLISI shall direct.

     (d) Marketing, education research and technical assistance services. MMLISI will provide:

          (1) advice and assistance regarding, and review and approval of, Subscriber-sponsored advertising and promotion of the MMLISI Program and general marketing assistance;

          (2) compliance and procedure manuals for the operation of the MMLISI Program;

          (3) advice and assistance regarding the selection of Subscriber's locations, if any, at which MMLISI shall open and operate MMLISI Centers;

          (4) advice and assistance regarding the placement and setup of any MMLISI Centers at Subscriber's locations;

          (5) advice and assistance regarding the furnishings and design of any MMLISI Centers;

          (6) monitoring of compliance at the MMLISI Branch Offices and any MMLISI Centers with applicable laws, rules and regulations and with MMLISI's manuals, rules, procedures and instructions; and

          (7) monitoring of relevant laws, rules and regulations affecting the MMLISI Program and the operation of the MMLISI Branch Offices and any MMLISI Centers at Subscriber's locations.

          (8) MMLISI shall make available to the MMLISI Representatives participating in the MMLISI Program various sales materials, advertising templates, marketing brochures, and other promotional items which can be used to promote the MMLISI Program.

     (e) Reports. MMLISI shall periodically provide to Subscriber certain reports, the form, content and frequency of which shall be determined by the mutual agreement of MMLISI and Subscriber. Such reports may include a list of all customer complaints involving Program Customers and their resolution. Other reports to be provided to Subscriber by MMLISI may include:

          (1) sales reports; and

          (2) reports of internal compliance reviews of Program Customer accounts originated at MMLISI Branch Offices and any MMLISI Centers.

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         In rendering services pursuant to this Agreement, MMLISI and the MMLISI
Representatives shall comply with all applicable state and federal laws and regulations, and will act consistently with the provisions of the Interagency Statement on Retail Sales of Nondeposit Investment Products dated February 15, 1994 (the "Interagency Statement"), including the provisions of the Interagency Statement relating to customer disclosures, all rules, regulations, directives, and policy statements issued by state regulators having authority over the business and operations of the Subscriber, MMLISI and/or the MMLISI Representatives, and such other applicable regulatory directives as may be issued, amended or supplemented from time to time. Subscriber is hereby authorized to monitor MMLISI and the MMLISI Representatives and periodically review and verify that MMLISI and the MMLISI Representatives are complying with this Agreement. Nothing in this Section 5 shall be construed as creating an obligation on the part of Subscriber to monitor such activities for the benefit of MMLISI.

6. Modification of MMLISI Program. MMLISI may modify the MMLISI Program from time to time for the intended purpose of (i) meeting applicable regulatory requirements, or (ii) making the MMLISI Program more effective, efficient, economical or competitive, offering additional services, adapting to new technology or conditions, or enhancing the reputation or public acceptance of the MMLISI Program; provided that if any modification described in the preceding clause (ii) may materially and adversely affect the amount of Revenue Sharing Payments payable to Subscriber hereunder or the operation of any MMLISI Center established or to be established at Subscriber's locations, such modification shall not be effected without Subscriber's approval.

7.   Revenue Sharing Payments.

     (a) MMLISI shall make payments to Subscriber with respect to all securities transactions which result from referrals to MMLISI by employees of Subscriber or occur at, or are attributable to, the MMLISI Centers operated at Subscriber's locations ("Revenue Sharing Payments"), in accordance with Schedule 1 attached to this Agreement. Notwithstanding the above, MMLISI shall not be obligated to make any Revenue Sharing Payment to Subscriber with respect to any such securities transaction involving a securities/insurance product unless and until the payment of such Revenue Sharing Payments is permissible under the applicable insurance laws and regulations of the state in which Subscriber is doing business. Revenue Sharing Payments represent payment for services provided to MMLISI by Subscriber under this Agreement and payment for the lease of the facilities and equipment of Subscriber required for the operation of any MMLISI Centers. MMLISI shall notify Subscriber not less than 30 days in advance of any reduction in any percentage used to calculate Revenue Sharing Payments, which reduction shall take effect on the date specified in such notice; provided, however Subscriber may terminate this Agreement by giving written notice of termination to MMLISI following MMLISI's notice of any such reduction in any percentage used to calculate Revenue Sharing Payments. If Subscriber gives such notice of termination to MMLISI, this Agreement will terminate 30 days following MMLISI's receipt of such notice and MMLISI shall not reduce any percentage used to calculate Revenue Sharing Payments payable to Subscriber prior to such termination.

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     (b) MMLISI reserves the right to deduct from Revenue Sharing Payments an amount equal to the total of all costs, expenses, charges and fees, if any, payable by Subscriber to MMLISI pursuant to this Agreement as the result of the failure of any Program Customer referred by Subscriber or at a MMLISI Center operated at any of Subscriber's locations to meet any obligation to deliver any funds or securities or to meet any other obligation pursuant to MMLISI's agreement to perform securities brokerage and insurance services for such person; provided that with respect to any loss, cost or expenses described in the preceding clause and subject to Section 7(c) hereof, MMLISI shall only deduct such losses, costs and expenses from Revenue Sharing Payments in the month incurred (MMLISI shall not carry back or carry over such losses, costs and expenses should the amount to be deducted exceed the current Revenue Sharing Payment). MMLISI shall use such efforts as are customary in the securities brokerage and insurance business to mitigate such losses, costs or expenses prior to deducting any amount form a Revenue Sharing Payment. In addition, nothing in this Section 7(b) shall be interpreted as creating any obligation whatsoever on the part of Subscriber to pay MMLISI for losses, costs and expenses; it being the intention of the parties that MMLISI merely have the right to deduct such losses, costs and expenses from current Revenue Sharing Payments payable to Subscriber.

     (c) In addition to the rights of MMLISI to deduct amounts form Revenue Sharing Payments as set forth above in Section 7(b), MMLISI shall, with respect to any and all securities transactions involving a securities/insurance product sale to Program Customers referred by Subscriber or at MMLISI Centers operated at any of Subscriber's locations, have the right to deduct from Revenue Sharing Payments an amount equal to the total of all charge-backs for canceled or adjusted sales of securities/insurance products and all charges for early surrender of securities/insurance products (hereinafter referred to, collectively, as "Chargeback and Surrender Payments"); provided that MMLISI shall only deduct such Chargeback and Surrender Payments from Revenue Sharing Payments in the month incurred and from Revenue Sharing Payments due Subscriber thereafter (MMLISI may carry over, but shall not carry back, any of such Chargeback and Surrender Payments should the amount deducted exceed the current Revenue Sharing Payment).

     (d) In the event that Subscriber or MMLISI terminates this Agreement, then MMLISI shall be entitled to retain an amount (the "Holdback Amount") from all Revenue Sharing Payments due Subscriber following the delivery or receipt by MMLISI, as applicable, of the termination notice. The Holdback Amount shall be in an amount which, in MMLISI's sole judgment, reasonably approximates all Chargeback and Surrender Payments which are expected to arise in connection with sales of securities/insurance products by MMLISI Representatives to MMLISI Customers referred by Subscriber or at MMLISI Centers operated at Subscriber's locations. MMLISI shall maintain the Holdback Amount in a non-interest bearing account for a period to be determined by MMLISI in its sole discretion (the "Holdback Period"), which Holdback Period shall not be more than four months. During the Holdback Period, MMLISI shall be entitled to deduct from the Holdback Amount all actual Chargeback and Surrender Payments as they occur. At the end of the Holdback Period, MMLISI shall pay over to Subscriber the remaining portion, if any, of the Holdback Amount. In no event shall MMLISI be entitled to collect from Subscriber any Chargeback and Surrender Payments which, alone or in the aggregate, exceed the Holdback Amount.

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     (e) MMLISI shall use such efforts as are customary in the insurance business to mitigate all Chargeback and Surrender Payments prior to deducting such amount from a Revenue Sharing Payment pursuant to Sections 7(c) or 7(d) hereof. In addition, nothing in Sections 7(c) or 7(d) shall be interpreted as creating any obligation whatsoever on the part of Subscriber to pay MMLISI for Chargeback and Surrender Payments described in Sections 7(c) or 7(d) of this Agreement; it being the intention of the parties that MMLISI merely has the right to deduct Chargeback and Surrender Payments from Revenue Sharing Payments payable to Subscriber.

     (f) Subject to Section 7(d) above, MMLISI shall make Revenue Sharing Payments to Subscriber in accordance with MMLISI's standard commission payment schedule with respect to all securities transactions settled through the Settlement Date (as defined below) for the immediately preceding period. For purposes of this paragraph, Settlement Date shall mean the date on which MMLISI closes its books and records for a particular period with respect to the Program Customer accounts referred by Subscriber or opened through the MMLISI Centers at Subscriber's locations. Each Revenue Sharing Payment shall be accompanied by a complete record of transactions and, if applicable, an accounting of any losses, costs, expenses, charges or fees incurred by Subscriber and deducted from such Revenue Sharing Payment.

8.   MMLISI Representatives.

     (a) Defined. At the MMLISI Branch Offices and any MMLISI Centers operated at Subscriber's locations, securities transactions shall be effected only by registered representatives of MMLISI who shall be registered and qualified with the Securities and Exchange Commission, National Association of Securities Dealers, Inc. and appropriate state securities regulators. Securities transactions involving securities/insurance products shall be effected only by representatives of MMLISI who are licensed to sell such insurance products under the applicable insurance laws and regulations of the state in which Subscriber does business. Investment advisory services shall be provided only by representatives of MMLISI who are affiliated with MMLISI's Corporate RIA and are appropriately licensed under applicable laws and regulations. Such persons are referred to in this Agreement as "MMLISI Representatives".

     (b) Training and Compensation. MMLISI will, at no cost to Subscriber, recruit, train, test, compensate and provide ongoing sales management and continuing education of, MMLISI Representatives. Compensation paid by MMLISI to MMLISI Representatives will include commissions and, if applicable, investment advisory fees.

     (c) Control by MMLISI. MMLISI shall exercise exclusive control and direction of the MMLISI Representatives and their conduct shall be governed in all respects by MMLISI's compliance and procedure manuals and all other manuals, procedures, rules and instructions of MMLISI, and by applicable laws, rules and regulations, all as in effect from time to time. Subscriber shall strictly honor such control relationship and shall not have any involvement whatsoever in any of the services performed by the MMLISI Representatives.

     Notwithstanding the foregoing, nothing in this Section 8(c) shall be construed as preventing the Subscriber from conducting compliance reviews and audits with respect to (and otherwise monitoring) the activities of the MMLISI Representatives and other MMLISI

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employees at any MMLISI Centers for purposes of compliance with the directives of applicable regulatory agencies and any Subscriber policies adopted pursuant to such regulatory directives.

     (d). Discipline. The MMLISI Representatives shall be subject to discipline by MMLISI and by various federal and state regulatory authorities, securities exchanges, clearing corporations or associations, associations of brokers and dealers and certain other entities having jurisdiction over the operation of the MMLISI Branch Offices, any MMLISI Centers and the conduct of the MMLISI Representatives. Subscriber shall report to MMLISI any violation of any law, rule or regulation or of any of MMLISI's standards of conduct or procedures for MMLISI Representatives of which Subscriber has knowledge or substantial suspicion, provided that Subscriber shall have no obligation to MMLISI or others to monitor such conduct or procedures. Subscriber shall transmit any such report to MMLISI in a manner calculated to give MMLISI immediate notice of any such violation and shall promptly thereafter confirm any such report in writing to MMLISI's compliance officer.

9.   Subscriber Employees.

     (a) Support Services. Subscriber shall provide reception, secretarial, and support services for the MMLISI Program reasonably satisfactory to MMLISI. MMLISI and Subscriber shall agree from time to time on the level of support services by Subscriber's employees necessary to support the MMLISI Program.

     (b) Limited activities. Employees of Subscriber may distribute promotional literature regarding the MMLISI Program, direct persons to MMLISI Representatives and provide certain other limited types of information and assistance of a clerical or ministerial nature, such as filling literature racks, making appointments, or directing customers to MMLISI Representatives, but may not engage in any investment or insurance-related activities on behalf of MMLISI. Employees shall not recommend any securities or securities/insurance product, give any form of advice, or discuss the merits of any securities or securities/ insurance product with a customer. Subscriber's employees shall provide to each customer who is referred to the MMLISI Representatives such written disclosures as may be directed by the MMLISI Representatives. Subscriber shall adopt policies and procedures governing the limited activities of its employees in this regard and shall monitor the activities of and cause compliance by, Subscriber's employees with the terms of this Agreement and Subscriber's policies and procedures. Subscriber shall report to MMLISI in the manner set forth in Section 8(d) any violations of such standards of conduct of which Subscriber has knowledge or substantial suspicion.

     (c) Training. MMLISI shall make materials available to assist Subscriber in training Subscriber's employees regarding standards of conduct and permissible activities in connection with the MMLISI Program. Subscriber shall make Subscriber's employees available from time to time to participate in such training.

10.   Restrictions.

     (a) Solicitation of Customers. MMLISI and Subscriber expressly acknowledge and agree that the relationships which Subscriber has with its customers are key assets of Subscriber

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and, that by reason of this Agreement, MMLISI and the MMLISI Representatives will have special and unique access and will occupy a special and unique position with respect to Subscriber. Accordingly, MMLISI agrees and warrants that, during the period in which MMLISI Representatives are participating in the MMLISI Program with the Subscriber and for two years after the termination of such participation, MMLISI and the MMLISI Representatives and their affiliates shall not, either directly or indirectly, or as an agent or shareholder of any corporation or other business, or member of any firm, or participant of any venture without the express written consent of Subscriber (i) induce any Program Customer to terminate his or her contract for securities brokerage and investment advisory services with Subscriber or any agent or representative of Subscriber, or their affiliates, or (ii) Solicit the business of any Program Customer to participate in the MMLISI Program. MMLISI expressly acknowledges that the foregoing limitation is reasonable and properly required for the adequate protection of Subscriber's business.

     (b) Restrictions on Employment. MMLISI and Subscriber expressly acknowledge and agree that the relationships which MMLISI has with the MMLISI Representatives are key assets of MMLISI and, that by reason of this Agreement, Subscriber will have special and unique access and will occupy a special and unique position with respect to MMLISI Representatives. Accordingly, Subscriber agrees and warrants that, during the period in which a MMLISI Representative is participating in the MMLISI Program with the Subscriber and for two years after the termination of such participation, Subscriber and its affiliates shall not, either directly or indirectly, on behalf of Subscriber, or on behalf of any of the Subscriber's affiliates, or as an agent or shareholder of any corporation or other business, or member of any firm, or participant of any venture, (i) induce any MMLISI Representative to terminate his or her contract with MMLISI or its affiliates, or (ii) engage, hire, employ or solicit the employment of any MMLISI Representative. Subscriber expressly acknowledges that the foregoing limitation is reasonable and properly required for the adequate protection of MMLISI's business.

     The foregoing Section 10(b) shall not apply in the event this Agreement is terminated as a result of breach of this Agreement by MMLISI or any MMLISI Representative, or their affiliates; the termination of this Agreement due to a modification of the MMLISI Program under Section 6; or the reduction in any percentage used to calculate Revenue Sharing Payments under Section 7.

11. Hours of operation. Each MMLISI Branch Office shall be open for business during all New York Stock Exchange trading hours. Each MMLISI Center, if any, shall be open for business during such hours as Subscriber and MMLISI mutually agree. MMLISI Representatives located at MMLISI's Branch Office will be available by telephone to provide securities brokerage services and insurance services to MMLISI Customers during all New York Stock Exchange trading hours, whether or not any MMLISI Center is then open for business and any securities transactions thus effected will be attributed to the appropriate MMLISI Center.

12. Separation of Business. Subscriber shall, to the extent required by applicable laws and regulations, maintain strict and total separation of its business from the business conducted at any MMLISI Center, including separation of records and of physical facilities, and shall conduct its business at all times so as not to lead to confusion between the business conducted by

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Subscriber and the business conducted by MMLISI through the operation of the
MMLISI Centers. MMLISI agrees to do the same. Subscriber agrees to be bound by, and to comply in all respects with, the MMLISI Supervisory Manual, as it may be modified or supplemented from time to time to ensure compliance with applicable laws, current copies of which MMLISI has provided or will provide to Subscriber and which, as it may be modified or supplemented from time to time, is incorporated in and made a part of this Agreement.

     No MMLISI Representative shall engage in any activity that would cause a Program Customer reasonably to believe that MMLISI is engaged in the banking business or that Subscriber in engaged in the securities business.

     Each MMLISI Representative shall, both verbally and in writing, inform each Program Customer that the MMLISI Program is being offered by MMLISI, and not by Subscriber, that the MMLISI Program's products are not federally insured, are not deposits of Subscriber, are not obligations of Subscriber, are not guaranteed by Subscriber; that the products are subject to investment risks, including fluctuations in value and earnings and possible loss of principal banking service or activity. Each MMLISI Representative shall obtain a written acknowledgment of the foregoing disclosures from each Program Customer who opens an account with MMLISI.

13.    Access.

     (a) MMLISI's supervisory personnel and representatives of state and federal regulatory authorities and of any other entity having jurisdiction over the operation of any MMLISI Centers and the conduct of the MMLISI Representatives shall have access during Subscriber's business hours to the MMLISI Centers, to all records maintained in connection with the operation of the MMLISI Centers and to the MMLISI Representatives and their personnel records.

     (b) Subscriber and any federal or state regulatory authority having jurisdiction over Subscriber are hereby authorized to have access to such records of MMLISI as are necessary to evaluate MMLISI's and the MMLISI Representatives' compliance with all applicable laws, regulations and directives, the Interagency Statement, and this Agreement.

14. Subscriber Costs and Expenses. Subscriber shall be directly responsible for the costs and expenses associated with the following items incurred by Subscriber in connection with the MMLISI Program and the operation of any MMLISI Centers at Subscriber's locations:

     (a) Salary and benefits of Subscriber's employees;

     (b) Production and printing of all Subscriber-sponsored advertising and promotion; including any and all promotions by the subscriber of the MMLISI Program that are specific to Subscriber and all stationery and business cards furnished to any MMLISI Center;

     (c) all furnishings, accessories and equipment utilized in any MMLISI Center, including telephone and other operating equipment; and

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     (d) attorneys fees for counsel retained by Subscriber to analyze federal and state banking and insurance laws regarding the retail sale of nondeposit investment and securities/insurance products on Subscriber's premises;

     Subscriber shall pay all reasonable costs and expenses set forth in this
Section 14 directly to third-party vendors or to MMLISI. In any MMLISI Centers located at Subscriber's locations, Subscriber shall permit the use only of furnishings, furniture, fixtures and materials from time to time purchased by Subscriber shall remain at all times the property of Subscriber and may be retained by Subscriber upon the termination of this Agreement.

15. MMLISI Costs and Expenses. MMLISI shall be directly responsible for the following costs and expenses in connection with the MMLISI Program and the operation of any MMLISI Centers:

     (a) MMLISI-sponsored advertising and promotion of the MMLISI Program;

     (b) all costs associated with the operation of MMLISI Branch Offices;

     (c) all costs associated with the recruitment, training, qualification and employment by MMLISI of the MMLISI Representatives and all employees of MMLISI; and

     (d) all costs associated with compliance activities and supervision of MMLISI Representatives.

16. Advertising and Promotion. Subscriber shall be responsible for the promotion of the MMLISI Program. MMLISI shall advise and assist Subscriber in the promotion of the MMLISI Program. From time to time, solely in its discretion, MMLISI, at its own cost, may promote the MMLISI Program. Nothing herein obligates MMLISI or Subscriber to conduct any media advertising.

         Advertising, direct mail, MMLISI marketing material and other publicity regarding the MMLISI Program shall be prepared by MMLISI, or by Subscriber with the advice and assistance of MMLISI, or, in the case of material relating to a specific MMLISI product, by the issuer thereof. MMLISI or the issuer, as the case may be, shall be responsible for ensuring that all materials conform to applicable federal and state securities laws and regulations. MMLISI may use Subscriber's name and/or its affiliate's name only to identify the locations where information regarding the MMLISI Program may be obtained. All advertising and promotional materials shall make it clear that Subscriber is not a registered broker-dealer, that the customer will be dealing solely with MMLISI, that MMLISI is not affiliated with Subscriber or its affiliates and that the products offered are not federally insured or obligations of Subscriber.

         All costs incurred in connection with the preparation, printing, and distribution of advertising and promotional materials, including (but not limited to) direct mail, lobby posters, account solicitation cards, materials distributed at seminars and public relations materials, regarding the promotion of the MMLISI Program, whether initially proposed by Subscriber or

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MMLISI, shall be paid for solely by Subscriber; provided that Subscriber shall have sole discretion as to whether to incur these costs. Subscriber shall not be obligated to pay any cost or expense unless an authorized officer of Subscriber has given prior written approval of the costs. In connection with any efforts to advertise and promote the MMLISI Program and any MMLISI Centers operated at Subscriber's locations, MMLISI may use Subscriber's name, or the name of any entity that controls Subscriber, may identify Subscriber's locations at which MMLISI Centers are located, and may, with the prior approval of Subscriber, which approval shall not be unreasonably withheld, interview Subscriber's officers and employees and use any quotations obtained from such persons. Subscriber shall secure MMLISI's prior written approval of all advertising and promotional materials, if any, prepared by or on behalf of Subscriber which mention MMLISI or the MMLISI Program. All such advertising and promotional materials shall make it clear that the MMLISI Program is provided by MMLISI and not by Subscriber or any affiliates of Subscriber.

17. Bankruptcy, changes in control, etc. Any party hereto (the "Defaulting Party") shall give the other party prompt written notice in the event that such Defaulting Party (i) liquidates or is dissolved; (ii) makes an assignment for the benefit of creditors, becomes insolvent or is unable to pay its debts as they mature, files a voluntary petition for bankruptcy or a petition, answer or consent seeking reorganization or readjustment of its indebtedness under applicable bankruptcy or insolvency laws, consents to the appointment of a receiver, sequestrator or trustee for all or a substantial party of its property or takes corporate or other action for the purpose of effecting any of the foregoing; (iii) has filed against it a petition for proceeding in bankruptcy or for its reorganization or for the readjustment of its indebtedness under applicable bankruptcy or insolvency laws or has a receiver, sequestrator or trustee appointed for it or for all or a substantial party of its property; or
(iv) merges, consolidates or reorganizes in a transaction in which the Defaulting Party is not the surviving entity, sells, its assets or experiences a transfer to any person or group of 25% or more of its outstanding equity interest. The party other than the Defaulting Party shall have the right to terminate this Agreement upon the happening of any such event.

18. Term. This Agreement shall have an initial term of two years and shall continue thereafter until either party shall terminate this Agreement pursuant to Section 19(a).

19.   Termination; suspension.


     (a) Neither Subscriber nor MMLISI shall have the right to terminate this Agreement, except pursuant to Section 7(a), 19(b), 19(c) or 19(d) hereof, without first providing thirty (30) days prior written notice to the other party.

     (b) Either Subscriber or MMLISI (the "Declaring Party") may immediately suspend performance under this Agreement, and may thereafter terminate this Agreement pursuant to the procedures set forth in this Section 19(b), in the event of breach by the other party (the "Breaching Party") of any material representation or in the performance of any material agreement made by the Breaching Party under this Agreement. The Declaring Party shall promptly notify the Breaching Party of the grounds for any such suspension. The Breaching Party shall have ten days following such notice to resolve the matter(s) specified therein to the

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Declaring Party's satisfaction prior to any termination of this Agreement. In the event that the Breaching Party fails to resolve any such matter(s) within the prescribed time and the Declaring Party does not agree in writing to extend the period of resolution of any such matter(s), the Declaring Party may terminate this Agreement upon the expiration of such 10-day period.

     (c) MMLISI may terminate this Agreement at any time, upon written notice to Subscriber, if Subscriber or any entity controlling Subscriber, directly or indirectly, offers or makes available securities brokerage services, insurance services or securities investment advisory products or services that MMLISI, after careful consideration and following consultation with Subscriber, reasonably deem to be detrimental to the operation of the MMLISI Program.

     (d) Subscriber may terminate this Agreement at any time, upon written notice to MMLISI, in the event that the Securities and Exchange Commission or any other governmental agency or authority, by reason of a change in policy or other factors outside of Subscriber's control, requires Subscriber to register as a broker-dealer or determines Subscriber's execution of this agreement, or performance thereunder, is not authorized by or is in violation of applicable laws or regulations.

     (e) In the event that MMLISI or Subscriber terminates this Agreement: (i) Subscriber shall immediately cease representing itself as a Participant in the MMLISI Program, discontinue use of all MMLISI's materials and all materials bearing MMLISI's name, logo or servicemark, return to MMLISI any equipment, signs, materials, furnishings and supplies purchased by MMLISI and promptly remove MMLISI's name, logo or servicemark from any such items purchased by Subscriber, and (ii) Subscriber shall return to MMLISI all MMLISI records relating to Program Customers, all of MMLISI's procedures and compliance manuals and all of MMLISI's forms and documents, and shall so certify in writing to MMLISI within ten days of the date of termination.

     (f) In the event that this Agreement is terminated as provided for herein and Subscriber wishes to make the service of another securities broker-dealer available to its customers, MMLISI shall provide reasonable assistance to Subscriber to facilitate the orderly transfer to such broker-dealer of the accounts of Program Customers established through referrals by Subscriber or at the MMLISI Centers operating at Subscriber's locations and shall otherwise cooperate with Subscriber to achieve a smooth transition to such other brokerage service or insurance agency.

     (g) In the event that this Agreement is terminated as provided for herein and Subscriber does not wish to make services of another securities broker-dealer or insurance agency available to its customers, all Subscriber customer accounts with MMLISI shall remain with MMLISI and control of such accounts shall not be transferred to any other broker-dealer or insurance agency except as shall be directed by written customer request.

20. Additional Representations and Warranties of Subscriber. Subscriber represents and warrants to MMLISI that, subject to any future regulatory orders or agreements, (i) Subscriber has full legal right, power and authority to enter into and perform this Agreement; (ii) Subscriber

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is a "bank" as defined in ss. 3(a)(6) of the Act and in ss. 202(a)(2) of the
Advisers Act, and Subscriber recognizes that the SEC has taken the position that neither a federal savings bank nor a federal savings and loan association is a "bank" for purposes of these sections of the Act and Advisers Act, and that a subsidiary of a bank is not a bank for purposes of these provision; (iii) this Agreement has been duly authorized, executed and delivered by Subscriber and constitutes the legal, valid and binding agreement of Subscriber; (iv) no consent, approval, authorization or order of any governmental agency or authority, except those disclosed to MMLISI in writing by Subscriber, is required to be obtained by Subscriber in connection with the transactions contemplated by this Agreement on the part of Subscriber to be performed; and
(v) if Subscriber will received compensation based on Investment Advisory Services provided to Program Customers, Subscriber, its officers, directors, employees, affiliates, and agents are not subject to disqualification by Rule 206(4)-3 under the Advisers Act.

21. Representations and Warranties of MMLISI. MMLISI represents and warrants to Subscriber that: (i) MMLISI has full legal right, power and authority to enter into and perform this Agreement; (ii) this Agreement has been duly authorized, executed and delivered by MMLISI and constitutes the legal, valid and binding agreement of MMLISI; and (iii) no additional consent, approval, authorization or order of any governmental agency or authority (except for any consent or approval required by applicable state securities or insurance laws which consent or approval MMLISI shall obtain prior to the establishment of a MMLISI Center) is required to be obtained by MMLISI or the MMLISI Representatives in connection with the MMLISI Program, the operation of the MMLISI Branch Offices or any MMLISI Centers at Subscriber's locations, and the other transactions contemplated by this Agreement on the part of MMLISI or the MMLISI Representatives to be performed.

22. Confidentiality. The parties hereto shall keep confidential any information regarding the business and affairs to another party which it may acquire as a result of this Agreement and which is not otherwise generally available to the public, which requirement shall survive the term of this Agreement. Without limiting the generality of the foregoing, MMLISI shall not sell, give or otherwise disclose to any third party, without the prior written consent of Subscriber, any list of Program Customers referred by Subscriber or with accounts established at a MMLISI Center operated at any of Subscriber's locations, except in response to a demand therefore by any Federal, State or local court, governmental agency or regulatory authority or as otherwise required by law.

23. Notices. All notices, requests, approvals, consents or other communications required or permitted to be delivered hereunder shall be in writing, delivered personally or forwarded by certified mail, postage prepaid, to the address set forth below and shall be deemed duly given when so personally delivered or three business days after the date of deposit in a mail box or other U.S. Postal service depository outside the control of the sender. The parties hereto may from time to time designate in writing any other address to which such notices, requests and other communications shall be sent. Until any such change, such notices, requests and other communications shall be sent to the address set forth on the final page of this Agreement.

24. Approval of Government Authorities. This Agreement and the respective obligations of the parties hereto (other than pursuant to the last sentence of this Section 24) are conditioned

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upon the acquisition by Subscriber of any consents, approvals, authorizations or orders disclosed to MMLISI by Subscriber pursuant to Section 20 and upon MMLISI's acquisition of any consent or approval required by applicable state securities or insurance laws. MMLISI and Subscriber shall cooperate with each other in obtaining all governmental approvals necessary to the commencement and operation of the MMLISI Centers at Subscriber's locations and shall furnish the other party with any such information and documents as such party may reasonably request in connection with the acquisition of such approvals.

25.  Arbitration. Other than any equitable relief as provided for in
Section 27(b), any controversy between MMLISI and Subscriber arising out of or relating to this Agreement, or the breach thereof, shall be resolved by arbitration in accordance with the rules then in effect of the National Association of Securities Dealers, Inc. or, if such controversy is not arbitrable pursuant to the rules of such exchange, in accordance with the rules then in effect of the American Arbitration Association. It is hereby understood and agreed that the decision of any such arbitrator shall be based upon the terms and conditions of this Agreement, as set forth herein.

26.   Indemnification.

     (a) Subscriber shall indemnify and hold harmless MMLISI and each person who controls MMLISI within the meaning of Section 20(a) of the Act, as amended, against any and all losses, claims, damages, liabilities, actions, costs or expenses, joint or several, to which MMLISI may become subject (including any legal or other expenses reasonably incurred by it in connection with investigating any claim against it and defending any action and any amounts paid in settlement or compromise, provided Subscriber shall have given its prior written approval of such settlement or compromise), insofar as such losses, claims, damages, liabilities, actions, costs or expenses arise out of or result from (i) the negligent, reckless or intentional act or omission of any employee or agent of Subscriber, or (ii) Subscriber's improper use of a name, trade name, service mark or the like in conjunction with the MMLISI Program, as described in
Section 15 hereof.

     Notwithstanding the foregoing, nothing in this Section 26(a) shall be construed as creating an indemnification obligation in relation to Subscriber's actions or inactions in reviewing or monitoring the activities of the MMLISI Representatives or other MMLISI employees or with respect to any duties relative to the notification requirements set forth in Section 8(c) of this Agreement.

     (b) MMLISI shall indemnify and hold harmless Subscriber and each person who controls Subscriber within the meaning of Section 20(a) of the Act, as amended, against any and all losses, claims, damages, liabilities, actions, costs or expenses, joint or several, to which such indemnified party may become subject (including any legal or other expenses reasonably incurred by it in connection with investigating any claim against it and defending any action and any amounts paid in settlement or compromise, which approval shall not be unreasonably withheld, provided MMLISI shall have given its prior written approval of such settlement or compromise), insofar as such losses, claims, damages, liabilities, actions, costs or expenses arise out of or result from any act or omission to act of (i) any MMLISI Representative, or (ii) any employee or agent of MMLISI.

     (c) Promptly after receipt by an indemnified party under this Section 26 of notice of any claim or the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 26, notify the indemnifying party in writing of such claim or the commencement of such action. The indemnification is conditioned upon timely receipt of such written notice. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, as provided herein, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice to the indemnified party, to assume the defense thereof. Upon receipt by the indemnified party of notice from the indemnifying party of such indemnifying party's election to assume the defense of such actions such indemnifying party will cease to be liable to such indemnified party under Section 26 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof.

27.    Miscellaneous.

     (a) This Agreement constitutes the entire understanding of the parties with respect to its subject matter. This Agreement may be amended only in writing signed by the parties. The parties hereto may not assign this Agreement without the prior written consent of the other parties. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against, the successors and permitted assigns of each of the parties.

     (b) The parties hereto shall not use any servicemark, trade name or trademark of the other party hereto without the prior written consent of such other party, except for the use by MMLISI of any trade name, trademark, servicemark or logo used in connection with the MMLISI Program. The parties hereto recognize and acknowledge that failure by any of them to comply with the provisions of this Agreement regarding permitted use by such party of the other party's name, logo or servicemark may result in damage to such other party for which monetary damages would be inadequate. The parties therefore agree that they shall be entitled to specific performance of the other party's obligations pursuant to such provisions.

     (c) Neither party hereto shall be liable to the other party for punitive, special, indirect or consequential damages arising out of any breach of their obligations under this Agreement, other than their obligation to indemnify the other party pursuant to Section 26 of this Agreement.

     (d) Neither Subscriber nor MMLISI shall hold itself out as an agent, joint venturer or partner of the other or of any of the subsidiaries or companies controlled directly or indirectly by or affiliated with the other.

     (e) The captions of the paragraphs and subparagraphs of this Agreement shall not affect their interpretation.

     (f) In the event that any court of competent jurisdiction declares invalid any provision of this Agreement, such invalidity shall have no effect on the other provisions hereof, which shall remain valid and binding and in full force and effect, and to that end the provisions of this Agreement shall be considered severable.

     (g) This Agreement has been accepted by MMLISI in, and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, MMLISI and Subscriber have executed this Agreement effective on the date first indicated above.

                                                MML INVESTORS SERVICES, INC.

                                                By:_____________________________

                                                Title:__________________________

                                                      __________________________
                                                              SUBSCRIBER

                                                By:_____________________________

                                                Title:__________________________

Address of Subscriber for
notices hereunder:


Address of MMLISI for notices
hereunder:
MML Investors Services, Inc.
1414 Main Street
Springfield, MA 01103
Attention:  Michael L. Kerley, Esq.
Chief Legal Officer

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